UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2005, BearingPoint, Inc. (the “Company”) approved restricted stock unit grants under the Company’s 2000 Long-Term Incentive Plan (the “LTIP”) to its current managing directors and to newly-hired managing directors and a limited number of other key employees. The primary purpose of the program was to align the interests of key employees with those of our shareholders, to enhance retention of current managing directors and to improve the recruiting of new managing directors from outside the Company. As part of those grants, the following current named executive officers of the Company were granted restricted stock units in the amounts set forth in the following table:

Name and Position	Total Value of Restricted Stock Unit Grants (Dollars)	Value of Restricted Stock Units Granted on April 12, 2005 (Dollars)	Number of Restricted Stock Units granted on April 12, 2005 (based on the closing price per share of its common stock of $8.20 on April 12, 2005)
Joseph Corbett Executive Vice President and Chief Financial Officer	$450,000	$135,000	16,463
Robin S. Lineberger Executive Vice President, Global Public Services	$1,800,000	$540,000	65,853
Richard J. Roberts Executive Vice President and Chief Operating Officer	$1,980,000	$594,000	72,439

Thirty percent (30%) of the total value of the restricted stock units was granted as of April 12, 2005 based on the closing price per share of the Company’s common stock of $8.20 on such date. At this time, the terms of the restricted stock unit grants have not been finalized. The Company will file an amendment to this Form 8-K when such terms have been finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2005	BearingPoint, Inc.

	By:	/s/ Joseph Corbett
Joseph Corbett Executive Vice President and Chief Financial Officer